UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2014

RXi PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54910	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 West Park Drive, Suite 210

Westborough, Massachusetts 01581

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2014, RXi Pharmaceuticals Corporation (the “Company”) filed a Certificate of Increase with the Secretary of State of the State of Delaware amending the Company’s previously filed Certificate of Designation (the “Certificate”) for the Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”) to increase the total number of shares of Series A-1 Preferred Stock authorized under the Certificate from 5,000 shares to 10,000 shares, effective as of the date thereof.

Item 8.01	Other Events.

On January 24, 2014, the Company entered into an exchange agreement (the “Exchange Agreement”) with Tang Capital Partners, L.P. (“TCP”) pursuant to which TCP exchanged a total of 3,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for a like number of shares of Series A-1 Preferred Stock. The terms of the Series A-1 Preferred Stock are identical in all respects to the Series A Preferred Stock, other than the elimination of cash penalties that would potentially be due and payable upon the failure of the Company to have enough shares of its Common Stock available to permit the conversion of Series A Preferred Stock into Common Stock. As a result of the elimination of this penalty, the face value of the Series A-1 Preferred Stock will be reclassified on the Company’s balance sheet from mezzanine to stockholders’ equity, which reclassification will be reflected in the quarter ending March 31, 2014 and will result in the addition of $3 million to stockholders’ equity. The Exchange Agreement was entered into for the purpose of increasing stockholders’ equity in support of the Company’s efforts to list its common stock on the NASDAQ Capital Market.

The issuance of the Series A-1 Preferred Stock under the Exchange Agreement was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company issued the Series A-1 Preferred Stock in a transaction exempt from the registration requirements of the Securities Act by virtue of the exemption provided for in Section 3(a)(9) of the Act for securities exchanged by the issuer with an existing security holder. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 9.01	Exhibits.

(d)	Exhibits

3.1	Certificate of Increase, filed with the Secretary of State of the State of Delaware on January 24, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: January 24, 2014	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. Chief Executive Officer